UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

April 28, 2011
Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2011, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Richard J. Markham, Immanuel Thangaraj, Bruce F. Wesson, Andrew D. Reddick, William A. Sumner, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; (ii) in a non-binding advisory vote for the approval of our executive compensation; (iii) in a non-binding advisory vote, for the frequency of our shareholder vote on executive compensation; and (iv) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2011 fiscal year ending December 31, 2011.

At our Annual Meeting, the shareholders elected all seven director nominees, approved executive compensation, voted to set the frequency of the shareholder vote on executive compensation to three years and ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2011 fiscal year.

In accordance with the results of the vote on the frequency of the shareholder vote on executive compensation, the Board of Directors has determined to follow the shareholders recommendation and we expect to conduct a shareholder vote on executive compensation every three years.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Richard J. Markham	34,406,780	976,817	7,370,593
Andrew D. Reddick	34,494,260	889,337	7,370,593
William A. Sumner	35,312,572	71,085	7,370,593
Bruce F. Wesson	34,406,748	976,849	7,370,593
William Skelly	35,324,036	59,561	7,370,593
Immanuel Thangaraj	34,406,830	976,767	7,370,593
George Ross	35,324,094	59,503	7,370,593

2. Non-Binding Vote Approving Executive Compensation:

For	Against	Abstentions
35,256,000	124,871	2,726

3.  Frequency of Vote on Executive Compensation:

One Year	Two Years	Three Years	Abstentions
1,277,872	3,591	34,092,218	9,916

4. Ratification of Independent Registered Public Accounting Firm for 2011 Fiscal Year:

For	Against	Abstentions	Broker Non-Votes
42,183,144	540,379	30,667	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:      April 28, 2011